Report of Independent Registered
Public Accounting Firm


To the Board of Trustees and
Shareholders of SSgA Funds

In planning and performing our
audit of the financial statements
of SSgA Funds (the Funds) for
 the year ended August 31, 2004,
we considered its internal control,
 including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
 financial statements and to
 comply with the requirements
 of Form N-SAR, not to provide
assurance on internal control.

The management of the Funds
 is responsible for establishing
and maintaining internal control.
 In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.
 Generally, controls that are
relevant to an audit pertain to
the entitys objective of preparing
 financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
 Those controls include the
safeguarding of assets against
 unauthorized acquisition, use
or disposition.

Because of inherent limitations
 in internal control, errors or
 fraud may occur and not be
 detected.  Also, projection of
any evaluation of internal control
 to future periods is subject
to the risk that controls may
become inadequate because
of changes in conditions or
that the effectiveness of their
 design and operation may
 deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the Public
 Company Accounting
Oversight Board (United States).
A material weakness, for
 purposes of this report,  is
a condition in which the
design or operation of one or
 more of the internal control
components does not reduce
to a relatively low level the
risk that misstatements caused
by error or fraud in amounts
 that would be material in
relation to the financial
statements being audited may
occur and not be detected
within a timely period by
employees in the normal course
of performing their assigned
 functions.  However, we noted
no matters involving internal
control and its operation, including
 controls for safeguarding
securities, that we consider to be
 material weaknesses as defined
 above as of August 31, 2004.

This report is intended solely
 for the information and use
 of the Board of Trustees,
management and the Securities
and Exchange Commission
 and is not intended to be and
should not be used by anyone
other than these specified parties.


PricewaterhouseCoopers LLP
Boston, Massachusetts
October 20, 2004